UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest events reported) July 24, 2001
                                                          (July 23, 2001)



                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                      ------------------------------------
             (Exact name of registrant as specified in its charter)


          New Mexico                 Commission                85-0019030
----------------------------                            ------------------------
(State or Other Jurisdiction     File Number 1-6986         (I.R.S. Employer
      of Incorporation)                      ------     (Identification) Number)



              Alvarado Square, Albuquerque, New Mexico     87158
             ----------------------------------------     -----
             (Address of principal executive offices)   (Zip Code)



                                 (505) 241-2700
                                 --------------
              (Registrant's telephone number, including area code)

                         ------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)

Item 9.    Regulation FD Disclosure

The following is a press release issued by the Company on July 23, 2001 and is being filed herewith as a Regulation FD Disclosure.


PNM Denies Report it is "Reconsidering" Western Resources Acquisition

ALBUQUERQUE, N.M. July 23, 2001 - PNM, Public Service Company of New Mexico (NYSE:PNM), today denied a Bloomberg news report that the company is reconsidering its planned acquisition of Western Resources.

"PNM continues to believe in the strategic benefits of the planned acquisition," said PNM Executive Vice President Bill Real, who is in charge of the activities associated with the acquisition.

"As we have consistently said, we will not be in a position to comment on the implications of Kansas regulatory proceedings until we have had the opportunity to analyze all the orders including the rate case order," Real said. A key decision in the Western rate case is not expected until Wednesday.

PNM is a combined electric and gas utility serving approximately 1.3 million people in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM stock is traded primarily on the NYSE under the symbol PNM.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
--------------------------------------------------------------------------------
Statements made in this news release that relate to future events are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and the company assumes no obligation to update this information. Because actual results may differ materially from expectations, the company cautions readers not to place undue reliance on these statements. A number of factors, including rulings issued by the New Mexico Public Regulation Commission pursuant to the Electric Utility Industry Restructuring Act of 1999 (as amended), and in other cases now pending or which may be brought before the commission, and decisions of regulatory agencies involving or affecting the proposed transaction to acquire Western Resources' electric utility operations could cause future events to differ from those forecast in this press release. For a detailed discussion of the important factors affecting PNM, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K, as amended, for the year ended December 31, 2000, as amended, Form 10-Q for the quarter ended March 31, 2001, and Form 8-K filings with the Securities and Exchange Commission.

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

Additional Information
In connection with the proposed transaction with Western Resources, PNM and Western Resources will file a joint proxy statement / prospectus with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT / PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the joint proxy statement / prospectus (when available) and other documents filed by PNM and Western Resources with the SEC at the SEC's web site at http://www.sec.gov. Free copies of the joint proxy statement / prospectus, when available, and each company's other filings with the SEC may also be obtained from the respective companies. Free copies of PNM's filings may be obtained by directing a request to PNM, Alvarado Square, Albuquerque, New Mexico.

Participants in Solicitation
PNM, Western Resources and certain of their respective directors, executive officers and other members of their management and employees, each of whom may be considered participants in the PNM/Western Resources transaction under applicable securities laws, may be soliciting proxies from their respective stockholders in favor of the transaction. Information concerning PNM's directors and executive officers participating in the solicitation is set forth in PNM's Annual Report on Form 10-K filed with the SEC on February 22,2001,as amended on April 30, 2001, and information concerning Western Resources' directors and executive officers participating in the solicitation is set forth in Western Resources' Annual Report on Form 10-K filed with the SEC on April 2, 2001, as amended on April 30, 2001. Certain directors and executive officers of PNM and Western Resources may have direct or indirect interests in the transaction due to securities holdings, vesting of options, and rights to severance payments if their employment is terminated following the transaction. In addition, directors and officers, after the transaction, will be indemnified by PNM and Western Resources, and benefit from insurance coverage for liabilities that may arise from their service as directors and officers of PNM or Western Resources prior to the transaction. Additional information regarding PNM's and Western Resources' respective participants in the solicitation will be contained in the joint proxy statement/prospectus.

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


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       PUBLIC SERVICE COMPANY OF NEW MEXICO
                                   ---------------------------------------------
                                                   (Registrant)


Date:  July 24, 2001                              /s/ John R. Loyack
                                   ---------------------------------------------
                                                   John R. Loyack
                                        Vice President, Corporate Controller
                                            and Chief Accounting Officer
                                   (Officer duly authorized to sign this report)





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